Exhibit 99.T3E-15

UPC Polska, LLC
Request for Information from Allowed Class 3 Claim Holders

Dear Allowed Class 3 Claim Holder:

As an Allowed Class 3 Claim Holder (as defined below) you will receive certain consideration under the Plan (as defined below), including certain new notes issued by UPC Polska, LLC and UPC Finance, Inc. (the “New Notes”).  Please return to us the enclosed certification, properly completed and duly executed, by Thursday, January 29, 2004, so that we can allocate to you the appropriate type of note.  Only if you provide us with the appropriate certification by Thursday, January 29, 2004, that you are a Qualified Institutional Buyer (“QIB”), as such term is defined in Rule 144A(a)(1) of the Rules and Regulations of the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, will you be eligible to receive New Notes that will be eligible to be traded on the PORTAL market.  If you do not provide such certification to us by Thursday, January 29, 2004, the New Notes that you receive will not be PORTAL eligible.  Please note that New Notes that are not PORTAL eligible can subsequently be exchanged by QIBs for New Notes that are PORTAL eligible (subject to compliance with certain procedures).  “Class 3 Claim” means that you hold any of the following notes of UPC Polska, LLC (i) $252,000,000 14½% Senior Discount Notes due 2008 (CUSIP 045920AB1), (ii) $256,800,000 14½% Senior Discount Notes due 2009  (CUSIP 045920AF2) or (iii) $36,001,321 Series C Senior Discount Notes due 2008  (ISIN# XS0094166096 or CUSIP 045920AE5).  A claim that is allowed pursuant to the Plan is an “Allowed Claim”.

Reference is made to the Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, LLC (f/k/a UPC Polska, Inc.), UPC Finance, Inc. and UnitedGlobalCom, Inc. (the “Plan”) in connection with the reorganization proceeding commenced by UPC Polska, LLC, as debtor, in the United States Bankruptcy Court for the Southern District of New York and captioned In re UPC Polska, Inc., Debtor (Case No. 03-14358 (BRL)).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Please send a completed and executed copy of the enclosed certification by Thursday, January 29, 2004, to Bankruptcy Services, LLC using the enclosed pre-addressed envelope at:

By Overnight Courier:	By Mail:
UPC Polska Certificate Processing	UPC Polska Certificate Processing
c/o Bankruptcy Services, LLC	c/o Bankruptcy Services, LLC
70 East 55 Street	P. O. Box 5295
New York, NY 10022-3222	Grand Central Station
1-888-498-7765	New York, NY 10163-5295

For information call 1-888-498-7765.